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                                                                    EXHIBIT 10.7





                      UNIVERSAL AUTOMOTIVE INDUSTRIES, INC.


                                SUPPLY AGREEMENT











                                   DATED AS OF

                                 AUGUST 28, 2001





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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----


Section 1.    Definitions.....................................................1


Section 2.    Sale of Products................................................2


Section 3.    Minimum Purchase Obligation.....................................2

      3.1     Minimum Annual Purchases........................................2
      3.2     Purchase Orders.................................................2
      3.3     Determination of Price..........................................3
      3.4     Acceptance of Orders............................................3
      3.5     Failure to Obtain Minimum Purchase Obligation...................3

Section 4.    Right of First Refusal..........................................3

      4.1     Supply Offer....................................................4
      4.2     Supply Acceptance Notice........................................4
      4.3     Third-Party Suppliers...........................................4
      4.4     Certain Limitations.............................................4
      4.5     Audit Right.....................................................5

Section 5.    Additional Terms................................................5

      5.1     Delivery........................................................5
      5.2     Partial Orders..................................................5
      5.3     Payment.........................................................5
      5.4     Prices..........................................................5

Section 6.    Term and Termination............................................5

      6.1     Term............................................................5
      6.2     Termination by the Supplier.....................................5
      6.3     Termination by the Company......................................5

Section 7.    Force Majeure...................................................6


Section 8.    Miscellaneous...................................................6

      8.1     Remedies........................................................6
      8.2     Consent to Amendments; Waiver...................................6
      8.3     Survival........................................................6
      8.4     Successors and Assigns..........................................7
      8.5     Severability....................................................7
      8.6     Counterparts....................................................7
      8.7     Descriptive Headings............................................7


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      8.8     Notices.........................................................7
      8.9     Confidentiality.................................................8
      8.10    No Third-Party Beneficiaries....................................8
      8.11    No Partnership or Joint Venture.................................8
      8.12    Entire Agreement................................................8
      8.13    Construction....................................................8
      8.14    Incorporation of Exhibits and Schedules.........................8
      8.15    Governing Law...................................................8
      8.16    Submission to Jurisdiction......................................8
      8.17    Attorneys' Fees.................................................9
      8.18    Visitation......................................................9



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                                SUPPLY AGREEMENT

         This SUPPLY AGREEMENT ("Agreement") dated as of August 28, 2001, is made by and between Universal Automotive Industries, Inc., a Delaware corporation ("Company"), and Wanxiang America Corporation, a Kentucky corporation ("Supplier").

         The parties hereto agree as follows:

         Section 1. Definitions. For the purposes of this Agreement, the following terms have the meanings set forth below:

         "Affiliate" of any particular Person means any other Person controlling, controlled by, or under common control with, such Person, any partner of such Person, and any partner of a Person that is a partnership. For purposes of this definition, "control" shall mean the ownership, direct or indirect, of 10% or more of the securities of a Person that shall entitle the holder thereof to vote in the general election of directors.

         "Agreement" has the meaning set forth in the preamble.

         "Closing" has the meaning set forth in the Purchase Agreement.

         "Common Stock" means the common stock, par value $0.01 per share, of the Company.

         "Company" has the meaning set forth in the preamble.

         "Confidential Information" means all oral and written confidential and proprietary information (in tangible, intangible, or other form) concerning the Supplier, and its past, present, and future business, affairs, operations, management, stockholders, affiliates, officers, and directors. Confidential Information shall not include any information that: (i) is or becomes publicly known other than as a result of a breach of an obligation of confidentiality by the disclosing Person; (ii) is disclosed to a Person by a third party entitled to make such disclosure; and (iii) a Person can demonstrate was already known to it prior to receipt from the disclosing Person.

         "Material Adverse Effect" means an effect that is materially adverse to the business, operations, prospects, or financial condition of the Company.

         "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, and a governmental entity or any department, agency, or political subdivision thereof.

         "Preferred Stock" means the Series A Preferred Stock, $0.01 par value per share, of the Company.

         "Products" means: (i) any and all brake parts, brake rotors, brake drums, non-asbestos disc brake pads and relined brake shoes and brake linings, and hydraulic parts currently or hereafter manufactured, distributed, supplied, or sold by the Supplier or one or more of its Affiliates; (ii) any and all other automotive parts, supplies, products, equipment, and materials,


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currently or hereafter manufactured, distributed, supplied, or sold by the
Supplier or one or more of its Affiliates; (iii) any and all automotive parts, supplies, products, and materials that the Supplier or one or more of its Affiliates could (whether as of the date of this Agreement or at any time thereafter), without a material capital expenditure, manufacture, distribute, supply, or sell; and (iv) any and all services related to any of the foregoing that the Supplier or one or more of its Affiliates could (whether as of the date of this Agreement or at any time thereafter) render.

         "Purchase Agreement" means that certain Purchase Agreement, of even date herewith, by and between the Company and the Supplier.

         "Supplier" has the meaning set forth in the preamble.

         "Territory" means the Peoples Republic of China and all of its provinces, territories, territorial waters, and inland seas.

         "Third-Party Supplier" means any manufacturer, distributor, supplier, seller, or any other provider of Products located within the Territory or any Person who acquires for resale any Products manufactured within the Territory.

         "Underlying Common Stock" has the meaning set forth in the Purchase Agreement.

         Section 2. Sale of Products. The Parties agree that the Supplier will sell and the Company will purchase Products as provided in this Agreement, and that the terms and conditions of this Agreement shall apply to all such sales and purchases unless the Supplier and the Company agree otherwise in writing.

         Section 3.      Minimum Purchase Obligation.

         3.1 Minimum Annual Purchases. During each 365-day period beginning on the date that is 90 days following the date of this Agreement (each, a "Contract Year"), the Company shall be obligated to purchase from the Supplier, Products in amounts at least equal to US $5,000,000 ("Minimum Purchase Obligation") on the terms and conditions set forth in this Section 3. The Minimum Purchase Obligation shall be calculated based on Products actually shipped and Products scheduled for shipment during each Contract Year assuming a 60-day production lead-time. In the event that this Agreement is terminated for any reason before the last day of any Contract Year, the Minimum Purchase Obligation shall be reduced proportionately as of such date.

         3.2 Purchase Orders. The Company shall indicate its intent to purchase the Products under its Minimum Purchase Obligation by delivering to the Supplier a written purchase order ("Purchase Order"). Each Purchase Order shall comply with the Supplier's standard requirements for the ordering of Products, and otherwise shall identify: (i) the type and quantity of each Product that the Company desires to purchase; (ii) the price for each Product (determined in accordance with Section 3.3); (iii) the quality of each Product; (iv) the Company's desired delivery date for each type of Product; and (v) all other material terms of purchase.

         3.3 Determination of Price. The price for Products to be purchased from the Supplier by the Company to satisfy the Minimum Purchase Obligation shall be comparable to the price



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that the Company could obtain for comparable type, quantity, and quality of
Products from comparable suppliers in the Territory. In the event of any disagreement between the Supplier and the Company concerning the pricing of Products, the Company shall furnish to the Supplier bona fide written offers from at least three comparable suppliers in the Territory (each of whom shall not be an Affiliate of the Company) to sell Products of the type, quantity, and quality that the Company intends to purchase from the Supplier. In the event that the Supplier shall accept the Company's Purchase Order, the Supplier shall agree to sell the Products subject to the Purchase Order at a price no greater than four percent (4%) higher than the lowest of the comparable prices of the Products set forth in the offers from such comparable suppliers in the Territory. This section shall not apply to any purchases of Products that exceed the Minimum Purchase Obligation.

         3.4 Acceptance of Orders. All orders for Products received by the Supplier pursuant to this Section 3 shall be subject to acceptance by the Supplier at the Supplier's sole and absolute discretion. As soon as practicable, but in no event later than five (5) business days following receipt by Supplier of the Purchase Order, Supplier shall notify the Company of its acceptance or rejection of such Purchase Order. Any such acceptance by the Supplier shall be on terms that are comparable to the material terms contained in the Purchase Order. In the event that the Supplier shall reject the Company's Purchase Order because the Supplier shall not agree to sell the Products on terms that are comparable with the material terms that are contained in the Purchase Order, then for purposes of determining the Minimum Purchase Obligation in any Contract Year, the value of the Products covered by such rejected Purchase Order shall count toward the calculation of the aggregate amount of purchases made by the Company in such Contract Year.

         3.5 Failure to Obtain Minimum Purchase Obligation. In the event that, on the last day of any Contract Year, the cumulative payments actually made by the Company to the Supplier for such Contract Year are less than the Minimum Purchase Obligation for such Contract Year, the Supplier shall, within 45 days thereafter, invoice the Company for an amount of money equal to: (i) US $5,000,000; less (ii) the aggregate amount of purchases made by the Company determined in accordance with Section 3.1 and Section 3.4 in such Contract Year ("Payment Deficiency"). The Company shall pay to the Supplier an amount equal to twenty percent (20%) of the Payment Deficiency within 10 days of its receipt of such invoice therefor.

         Section 4.      Right of First Refusal. Subject to the provisions of
Section 4.4, in the event that, at any time and from time to time, the Company desires to purchase or obtain any Products from a Third-Party Supplier, the Company shall grant to the Supplier a right of first refusal to supply such Products to the Company in accordance with the terms and conditions of this Agreement ("Right of First Refusal").

         4.1 Supply Offer. In the event that the Company shall at any time intend to purchase or otherwise acquire Products from any Third-Party Supplier, the Company shall indicate its intent to so purchase or otherwise acquire Products by delivering to the Supplier a written notice thereof ("Supply Notice"). Each Supply Notice shall comply with the Supplier's standard requirements for the ordering of Products, and otherwise shall identify: (i) the type and quantity of each Product that the Company desires to purchase; (ii) the price for each Product; (iii) the quality of each Product; (iv) the Company's desired delivery date for each type of Product; and (v) all other material terms of purchase (collectively, "Supply Terms").



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         4.2      Supply Acceptance Notice. All orders for Products received by the Supplier pursuant to the Supply Notice shall be subject to acceptance by the Supplier at the Supplier's sole and absolute discretion. As soon as practicable, but in no event later than five (5) business days following receipt by Supplier of the Supply Notice, Supplier shall notify the Company of its acceptance or rejection of such Supply Notice (each such written notice of acceptance, a "Supply Acceptance Notice").

         4.3 Third-Party Suppliers. In the event that the Supplier rejects the Supply Notice, the Company shall have the right to purchase or otherwise acquire the Products identified in the Supply Notice from a Third-Party Supplier; provided, however, that the terms of such purchase or acquisition shall be on identical terms contained in the Supply Notice (including, without limitation, type and quantity of each Product, and the price and quality for each Product). In the event that the terms and conditions offered to, or agreed upon with, the Third-Party Supplier ("Third Party Terms") are not identical to the terms and conditions contained in the Supply Notice, the Company shall not be entitled to consummate any such purchase or acquisition with a Third-Party Supplier unless and until the Company shall have issued a new Supply Notice to the Supplier containing the Third Party Terms, and Supplier shall have an additional period of twenty (20) business days following receipt by Supplier of the Supply Notice containing the Third Party Terms within which to elect to exercise its right of first refusal as set forth in this Agreement, and shall do so by delivering a notice to such effect to the Company. Only in the event that the Supplier rejects the Supply Notice containing the Third Party Terms shall the Company be entitled to consummate any such purchase or other acquisition of Products with a Third-Party Supplier.

         4.4 Certain Limitations. Notwithstanding the anything to the contrary in this Agreement: (a) during the first Contract Year, not less than 50% of the total Products purchased or otherwise acquired by the Company from Third-Party Suppliers shall be subject to the Right of First Refusal; (b) during the second Contract Year, not less than 65% of the total Products purchased or otherwise acquired by the Company from Third-Party Suppliers shall be subject to the Right of First Refusal; and (c) during the third Contract Year and thereafter, not less than 80% of the Products purchased or otherwise acquired by the Company from Third-Party Suppliers shall be subject to the Right of First Refusal.

         4.5      Audit Right. To verify the compliance by the Company with
Section 4, the Company will permit the Supplier (at its sole expense) and each of its attorneys, accountants, and representatives, upon reasonable notice and during normal business hours, to: (a) visit and inspect any of the properties of the Company; (b) examine the corporate and financial records of the Company and make copies thereof or extracts therefrom for proper corporate purposes; and (c) discuss the affairs, finances, and accounts of the Company with the directors, officers, key employees, and independent accountants of the Company. No later than 30 days following the end of each Contract Year, the Chief Financial Officer of the Company shall certify in writing to the Supplier the value of all Products purchased or otherwise acquired by the Company from Third-Party Suppliers during the prior Contract Year and all other information reasonably requested by the Supplier.



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         Section 5.        Additional Terms. Unless otherwise agreed in writing
by the Company and the Supplier, the terms and conditions of this Section 5 shall apply to all sales of Products pursuant to this Agreement.

         5.1 Delivery. All deliveries shall be F.O.B. Company's warehouse in Chicago, Illinois or as otherwise designated to the Supplier from time to time.

         5.2 Partial Orders. In the event the Supplier is unable to fill in whole any order for Products as set forth in the Purchase Order or the Supply Notice, respectively, the Supplier shall fill such order in part, and the Company shall pay to the Supplier the pro-rata price for the Products, to be sold by the Supplier; provided that the Supplier shall have received the consent of the Company, which shall not be unreasonably withheld, delayed, or conditioned.

         5.3 Payment. The Company shall make full payment for each shipment of Products, no later than sixty (60) days following the date of delivery of such Products to the Company's warehouse. All payments shall be made in U.S. Dollars in immediately available funds.

         5.4      Prices. All prices shall be denominated in U.S. Dollars.

         Section 6.      Term and Termination.

         6.1 Term. Subject to the terms and conditions hereof, this Agreement shall become effective as of the date hereof and shall continue in perpetuity.

         6.2 Termination by the Supplier. Supplier shall have the right to terminate this Agreement at any time upon written notice to the Company.

         6.3 Termination by the Company. The Company may terminate this Agreement upon written notice to the Supplier delivered not less than sixty (60) days prior to the effective date of said termination and accompanied by payment of all undisputed invoices then-outstanding only in the event that:

                  (a) the Supplier has materially failed to perform any of its material obligations specified herein in connection with its sale of Products to the Company, and such default remains uncured for sixty
         (60) days following the delivery of a written notice from the Company specifying, in reasonable detail, such failure(s) and the methods for remedying any such failure.

                  (b) Venture Equities Management, Inc. (together with its Affiliates) owns, directly or indirectly, a number of shares of Underlying Common Stock that is less than fifty percent (50%) of the number of shares of Underlying Common Stock owned by Venture Equities Management, Inc. immediately following the Closing.

         Section 7. Force Majeure. Neither party shall be liable to the other party for failure or delay in performance under this Agreement to the extent that such failure or delay arises from force majeure (defined below). As soon as practicable following the occurrence of force majeure, the party whose performance is thereby delayed or prevented shall promptly give notice to the other party of such occurrence and the anticipated effect thereof. Force Majeure shall be



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defined to include, any act of God, act of war, war conditions, civil commotion, strikes, lockouts, embargo, equipment failure, unavailability of raw materials or other shortage of resources necessary for the production of Products, accidents, epidemics, political unrest, a material change in applicable legislation or interpretation thereof, or any other cause, occurrence, or condition beyond such party's reasonable control.

         Section 8.        Miscellaneous.

         8.1 Remedies. Each party will have all rights and remedies set forth in this Agreement and all of the rights that such party has under any law. Any Person having any rights under any provision of this Agreement will be entitled to enforce such rights specifically, without posting a bond or other security, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Notwithstanding anything to the contrary herein, in the event of any default or breach hereunder, the non-defaulting party shall be required to notify the defaulting party within 120 days of the date on which the non-defaulting party's directors, executive officers, or employees with principal responsibility for the administration of this Agreement shall have actual knowledge of such default or breach.

         8.2 Consent to Amendments; Waiver. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended only by a written instrument signed by the Company and the Supplier. No other course of dealing between the Company and the Supplier or any delay in exercising any rights hereunder will operate as a waiver of any rights of the Supplier.

         8.3 Survival. All representations, warranties, and covenants contained herein or made in writing by, or on behalf of, the parties in this Agreement or connection herewith will survive the execution and delivery of this Agreement. Without limiting the generality of the foregoing, Section 4 of this Agreement shall survive the termination of this Agreement by any party for any reason.

         8.4 Successors and Assigns. The Supplier may assign this Agreement and delegate its duties hereunder to one or more of its Affiliates. The Company may not assign any of its rights nor delegate any of its duties hereunder without the prior written consent of the other party. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by, or on behalf of, any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto irrespective of whether so expressed.

         8.5 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by, or invalid under, applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

         8.6 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.


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         8.7      Descriptive Headings. The descriptive headings of this
Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         8.8 Notices. Any notice, request, instruction, or other document to be given hereunder shall be in writing and shall be deemed to have been given: (a) two days after receipt, if given by courier; (b) upon receipt, if given in person; (c) on the date of transmission, if sent by telex, facsimile, or other wire transmission; or (d) five days after being deposited in the mail, certified or registered mail, postage prepaid, as follows:

         If to the Company:

         Universal Automotive Industries, Inc.
         11859 South Central Avenue
         Alsip, Illinois  60803
         Attn: Arvin Scott
         Facsimile: 708-489-1544

         If to the Supplier:

         Wanxiang America Corporation
         1226 Michael Drive, Suite B-1
         Wood Dale, Illinois  60191
         Attn: Pin Ni
         Facsmile: 630-595-9088

or to such other address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party.

         8.9 Confidentiality. The Company acknowledges that it has had access, and will continue to have access, to Confidential Information, and in connection therewith, hereby covenants and agrees that, from and after the date hereof: (a) it will not make use, for its own benefit or for the benefit of any Person other than the Supplier, of any Confidential Information; (b) will hold in a fiduciary capacity for the benefit of the supplier all Confidential Information; and (c) will not communicate or divulge any Confidential Information to any Person, other than to such of the Supplier's employees and agents for the purpose of promoting the business and affairs of the Supplier or as may be required by law, statute, rule, or regulation (in which case the disclosing party will, prior to any such disclosure, furnish a notice thereof to the Person whose Confidential Information is to be disclosed).

         8.10 No Third-Party Beneficiaries. This Agreement will not confer any rights or remedies upon any Person other than the Company, the Suppliers, and their respective successors and permitted assigns.

         8.11 No Partnership or Joint Venture. Nothing contained in this Agreement shall be deemed to create a partnership, joint venture, agency, association, or syndicate between the Supplier and the Company nor make the parties affiliates of one another.



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         8.12     Entire Agreement. This Agreement (including the documents
referred to herein) constitutes the entire agreement among the parties and supersedes all prior understandings, agreements, arrangements, or representations by or among the parties, written or oral, that may have related in any way to the subject matter hereof.

         8.13 Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. Any reference to any federal, state, local, or foreign statute or law, statute, rule, or regulation will be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The use of the words "including" means "including without limitation." All references to sections, exhibits, and schedules are to sections, exhibits, and schedules to this Agreement. All words used in this Agreement shall be construed to be of such gender or number as the circumstances require.

         8.14 Incorporation of Exhibits and Schedules. The exhibits identified in this Agreement are incorporated herein by reference and made a part hereof.

         8.15 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of Illinois, without regard to the conflicts of laws principles thereof.

         8.16 Submission to Jurisdiction. Each of the parties to this Agreement submits to the jurisdiction of any state or federal court sitting in Chicago, Illinois in any action or proceeding arising out of, or relating to, this Agreement, agrees that all claims in respect of the action or proceeding may be heard and determined in any such court, and agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties to this Agreement waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto.

         8.17 Attorneys' Fees. In the event of any action, arbitration, or suit based upon or arising out of any actual or alleged breach by any party of any representation, warranty, covenant, or agreement in this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and expenses of such action, arbitration, or suit from the other party, in addition to any other relief ordered by any proper arbitration proceeding or court.

         8.18 Visitation. Upon the reasonable request of the Company, the Supplier shall use reasonable efforts to arrange for visits by the Company and its customers to the entities that supply the Products to the Supplier.



                                    * * * * *




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         IN WITNESS WHEREOF, the parties hereto have executed this Supply
Agreement as of the date first written above.


UNIVERSAL AUTOMOTIVE INDUSTRIES, INC.



By:
   ------------------------------------
Its:
    -----------------------------------

WANXIANG AMERICA CORPORATION



By:
   ------------------------------------
Its:
    -----------------------------------